UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Commission File No.: 0-12122

April 22, 2015
Date of report (date of earliest event reported)

Apollo Solar Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-12122	84-0601802
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

No. 485 Tengfei Third
Shuangliu Southwest Airport Economic Development Zone
Shuangliu, Chengdu
People’s Republic of China 610207
(Address of principal executive offices)(Zip Code)

+86 028 8574 5593
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into Material Definitive Agreement
Item 3.02                      Unregistered Sales of Equity Securities

On May 8, 2015 the Registrant's Board of Directors approved an investment contract dated March 1, 2015 and a make-good term agreement dated May 7, 2015. The agreements provide for the sale of 20,000,000 shares of the Registrant's common stock to He Jiting and Yu Liping, who are each other's spouses. The purchase price will be 0.5 RMB (approximately $.08) per share, for a total of 10,000,000 RMB (approximately $1.63 million). The agreements also give Mr. He and Mrs. Yu an option to purchase an additional 20 million shares at 0.5 RMB per share, exercisable within the six months after they receive a certificate for the shares initially purchased.

The agreements provide that Mr. He and Mrs. Yu will sell to the Registrant certain technology related to an environmentally-friendly painting business. The parties commit to price the technology at a reasonable valuation.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Pursuant to the agreements recited above, on May 8, 2015 the Board of Directors expanded to five members. To fill the vacancies, the Board elected He Jiting, Yu Liping and He Songdong, who is the son of He Jiting. At the same time, Zhou Huakang  resigned from his position as Chairman and CEO of the Registrant, and Liu Tong resigned from her position as Corporate Secretary.  The Board then appointed the following officers:

Yu Liping	-	Chairman of the Board, Chief Financial Officer
He Jiting	-	Vice Chairman, Chief Executive Officer
Zhou Huakang	-	Secretary

Information about the new Board members and new officers follows.

Yu Liping. Since 2001 Mrs. Yu has been employed as Chairman of Shanghai State Grid Equipment Co., Ltd., and since 2010 as Chairman of Shanghai State Grid Construction Co., Ltd. In both positions, Mrs. Yu is the chief executive officer of the company. For eight years prior to 2001, Mrs. Yu served as President of Ninbo Transformer Co., Ltd., a manufacturing enterprise. Mrs. Yu is 46 years old.

He Jiting. Since 2005 Mr. He has been employed as President of Shanghai State Grid Equipment Co., Ltd., and since 2010 as President of Shanghai State Grid Construction Co., Ltd. In both positions, Mr. He is the chief operations officer of the company. From 1993 to 2004 Mr. He served as President of Zhanjiang Nanfang Zhongke Financing Co., Ltd. Mr. He studied accounting at Zhanjin Accounting School in 1983 and studied government accounting in 1984 at Guangdong TV University.  Mr. He is 57 years old.

He Songdong. In 2014 Mr. He was awarded a Masters Degree in banking and financing by the University of Sussex (UK). In 2013 he earned a B.S. degree in Business Financing at the University of Greenwich (UK). While pursuing his degrees, Mr. He was employed on several occasions as Assistant to the President by Zhanjiang Yumei Technology Co., Ltd.  Mr. He is 24 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO SOLAR ENERGY, INC.

May 8, 2015	By:	/s/ He Jiting
Name: He Jiting
Title: Chief Executive Officer